Exhibit 99.1

Restoration Hardware, Inc. Reports Third Quarter 2006 Results

Tuesday, November 28, 2006, 4:00 pm ET

Corte Madera, Calif., November 28, 2006— Restoration Hardware, Inc. (NASDAQ: RSTO) today announced record financial results for the third quarter ended October 28, 2006. Results include the following:

Third Quarter ended October 28, 2006

•	Net revenue for the third quarter increased 22 percent to $157.1 million.

•	Comparable store sales for the third quarter increased 3.9 percent.

•	Direct-to-customer revenue for the third quarter increased 58 percent.

•	Loss from operations improved to $3.7 million for the third quarter. The loss from operations includes a non-cash charge of $0.9 million associated with the expensing of stock options from the adoption of SFAS 123R. This compares to a loss from operations of $5.9 million for the same period last year.

•	Net loss per share in the period was $0.15. The net loss includes a non-cash charge of $0.02 per share associated with the expensing of stock options required under SFAS 123R. In the same period last year, there was a net loss of $0.11 per share, inclusive of recording a tax benefit of $0.08 per share.

•	Inventory was $217.7 million at the end of the third quarter compared to $164.1 million in the same period last year due to planned growth and acceleration of inventory receipts for the fourth quarter as part of our efforts to improve in-stock positions for the holiday period. We expect to end the fourth quarter with inventories up 15 to 20 percent above last year, in line with our sales growth.

Gary Friedman, the Company’s President, Chief Executive Officer and Chairman stated, “We are pleased to report another quarter of solid progress. Total revenues increased 22 percent, reflecting our ability to gain market share and improve profitability, despite a difficult home furnishings environment.”

Mr. Friedman continued, “During the quarter, comparable store sales increased 3.9%, and Direct-to Customer revenues increased a better than expected 58%, as we continue to execute our Direct-Centric Growth Strategy.”

“We launched two important growth initiatives during the quarter: First, we continued to extend our brand by introducing our second category extension, The Restoration Hardware Gift Catalog. In addition, we launched our new fashion home brand, Brocade Home. While still early, we are pleased with the response to both catalogs.”

Mr. Friedman concluded, “Looking forward, we are encouraged by the early Holiday trends in our business, and are guiding comparable store sales to be up in the high single digits, with direct-to-customer revenues increasing 50 to 60 percent in the fourth quarter. We expect operating earnings to increase significantly over the fourth quarter of last year.”

Third Quarter Year-to-date ended October 28, 2006

•	Net revenue for the third quarter year-to-date increased 20 percent to $469.8 million.

•	Comparable store sales for the third quarter year-to-date increased 4.1 percent.

•	Direct-to-customer revenue for the third quarter year-to-date increased 50 percent.

•	Loss from operations improved to $5.1 million for the third quarter year-to-date. The current year loss from operations included non-cash charges of $2.4 million associated with the expensing of stock options resulting from the adoption of SFAS 123R and $0.6 million related to a stock-based compensation charge recorded in the second quarter. This compares to a loss from operations of $13.4 million for the same period last year.

•	The year-to-date net loss per share was $0.27. The net loss includes a non-cash charge of $0.06 per share associated with the expensing of stock options required under SFAS 123R and a non-cash charge of $0.02 per share associated with the stock-based compensation charge recorded in the second quarter. In the same period last year, there was a net loss of $0.28 per share, inclusive of recording a tax benefit of $0.19 per share.

Guidance

The Company provides the following guidance for the fourth quarter 2006 (14 weeks against last year’s 13 week quarter):

•	Total revenue growth of 24 to 28 percent over the fourth quarter last year (the extra week adds approximately 6 percentage points to the quarter’s growth rate).

•	Increase in comparable store sales of high single digits from the fourth quarter last year.

•	Direct to customer revenue increase of approximately 50 to 60 percent over the fourth quarter last year.

•	Income from operations between $16.5 and $20.5 million, which includes a charge of approximately $0.9 million attributable to the adoption of SFAS 123R and up to $2.5 million for costs associated with the Company’s bonus program. Income from operations in the fourth quarter of fiscal 2005 was $14.4 million and did not include any bonus expense.

•	The weighted average diluted share count is estimated at approximately 41 million shares.

•	Quarter-end inventory increase of approximately 15 to 20 percent from the fourth quarter last year.

•	Income tax expense will be between $0.4 and $0.6 million in the fourth quarter.

•	Income per diluted share will be in the range of $0.34 to $0.44 per share, which includes a charge of approximately $0.02 per share attributable to the adoption of SFAS 123R and up to $0.06 per share for costs associated with the Company’s bonus program. Fiscal 2005 fourth quarter loss per share was a loss of $0.52 per share and included a charge related to the valuation reserve against the company’s net deferred tax assets of $0.74 per share.

The Company provides the following guidance for the full year 2006 (53 weeks against last year’s 52 week year):

•	Total revenue growth of 22 to 23 percent over fiscal year 2005 (the extra week adds approximately 2 percentage points to the full-year’s growth rate).

•	Increase in comparable store sales of mid single digits over the same period last year.

•	Direct to customer revenue increase of 50 to 53 percent from fiscal year 2005.

•	Operating margins of 1.6 to 2.2 percent, which includes a charge of approximately $3.3 million, or 0.5 percent of net revenue, attributable to the adoption of SFAS 123R, and $0.6 million, or 0.1 percent of net revenue, attributable to the stock-based compensation charge taken in the second quarter

•	The weighted average diluted share count estimated at approximately 39.5 million.

•	Year-end inventory increase of 15 percent to 20 percent over 2005.

•	Income tax expense for the year will be approximately $0.6 million.

Non-GAAP Financial Measures

This release makes reference to certain financial measures that are non-GAAP, including (i) the income tax benefit of $0.08 per share recorded for the third quarter of fiscal 2005, (ii) the non-cash charge of $0.02 per share associated with the stock-based compensation expense recorded in the second quarter of fiscal 2006, (iii) the non-cash charge of $0.02 per share for the third quarter of fiscal 2006 for stock based compensation expense associated with adopting SFAS 123R, (iv) the non-cash charge of $0.06 per share associated with the adoption of SFAS 123R for the three fiscal quarters ended October 28, 2006, (v) the income tax benefit of $0.19 per share recorded for the three fiscal quarters ended October 29, 2005 and (vi) the guidance of a non-cash charge of $0.02 per share for the fourth quarter of fiscal 2006 for stock based compensation expense associated with adopting SFAS 123R. The Company believes that the use of these non-GAAP financial measures allows management and investors to evaluate and compare the Company’s operating results in a more meaningful and consistent manner. These non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, GAAP. The most-closely analogous GAAP financial measure to these amounts are the Company’s net loss per share for each such period.

With respect to the guidance of a non-cash charge of approximately $0.02 per share for the fourth quarter of fiscal 2006 for stock based compensation expense associated with adopting SFAS 123R, the most-closely analogous GAAP financial measures is the Company’s guidance of net income per diluted share in the range of approximately $0.34 to $0.44 per share for the fourth quarter.

Conference Call:

The Company’s third quarter conference call is scheduled for today, Tuesday, November 28, 2006. Following the release via the wire services, the Company will host a conference call beginning at 5:00 PM Eastern Time which can be accessed using the Dial-in Number: 800.362.0571 or via live web cast at: http://www.videonewswire.com/event.asp?id=34125

If you are unable to participate during the live web cast, a playback of the conference call will be available beginning at 7:00 PM Eastern Time on Tuesday, November 28, 2006. The playback will be available via the internet at www.restorationhardware.com under “Investor Relations” or by Dial-in Number: 800.283.4595 until December 8, 2006.

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of November 28, 2006, the Company operated 103 retail stores and eight outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements concerning or relating to the Company’s anticipated full year revenue growth and operating margins, statements concerning guidance for the fourth quarter and full fiscal year of fiscal 2006, statements relating to revenue growth, comparable store sales, earnings, weighted average share count and inventory for the fourth quarter of fiscal 2006, statements concerning the anticipated impact of SFAS 123R on the Company’s results for the fourth quarter of fiscal 2006, statements relating to the implications of the Company’s revenues, sales and financial results for the third quarter of fiscal 2006, statements concerning the Company’s opportunities in the fourth quarter of the year, statements relating to the launch and expected growth and importance to the Company of Brocade Home and the Gift Book, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, actual achievement of cost savings and improvements to operating efficiencies, effective sales performance, in particular during the holiday selling season, the actual impact of key personnel of the Company on the development and execution of the Company’s strategies, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended July 29, 2006, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”). Guidance offered by the Company represents a point-in-time estimate made by management of the Company. The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Chris Newman

Chief Financial Officer

(415) 924-3578

(415) 945-7264 (fax)

RESTORATION HARDWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share and store data)

	13 weeks ended		13 weeks ended
	10/28/06	% of Net Revenue	10/29/05	% of Net Revenue
Retail net revenue	$100,059	63.7%	$92,256	71.8%
Direct-to-customer net revenue	57,014	36.3%	36,146	28.2%

Total net revenue	157,073	100.0%	128,402	100.0%
Cost of revenue and occupancy	103,232	65.7%	84,033	65.4%

Gross profit	53,841	34.3%	44,369	34.6%
Selling, general and administrative expense	57,545	36.7%	50,302	39.2%

Loss from operations	(3,704)	(2.4%)	(5,933)	(4.6%)
Interest expense, net	(2,119)	(1.3%)	(1,164)	(0.9%)

Loss before income taxes	(5,823)	(3.7%)	(7,097)	(5.5%)
Income tax benefit	115	0.1%	2,887	2.2%

Net loss	$(5,708)	(3.6%)	$(4,210)	(3.3%)

Loss per share, basic and diluted	$(0.15)		$(0.11)

Weighted average shares outstanding, basic and diluted	38,311		37,648

Comparable store sales growth (decline)	3.9%		(2.1)%
Stores open at end of period	103		102
Store selling square footage at end of period	687,625		676,520

RESTORATION HARDWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share and store data)

	39 weeks ended		39 weeks ended
	10/28/06	% of Net Revenue	10/29/05	% of Net Revenue
Retail net revenue	$302,547	64.4%	$278,832	71.4%
Direct-to-customer net revenue	167,249	35.6%	111,816	28.6%

Total net revenue	469,796	100.0%	390,648	100.0%
Cost of revenue and occupancy	311,825	66.4%	267,363	68.4%

Gross profit	157,971	33.6%	123,285	31.6%
Selling, general and administrative expense	163,036	34.7%	136,725	35.0%

Loss from operations	(5,065)	(1.1%)	(13,440)	(3.4%)
Interest expense, net	(5,282)	(1.1%)	(2,823)	(0.8%)

Loss before income taxes	(10,347)	(2.2%)	(16,263)	(4.2%)
Income tax (expense) benefit	(38)	0.0%	6,478	1.7%

Net loss	$(10,385)	(2.2%)	$(9,785)	(2.5%)

Loss per share of common stock, basic and diluted	$(0.27)		$(0.28)

Weighted average shares outstanding, basic and diluted	37,989		34,673

Comparable store sales growth	4.1%		2.7%
Retail stores open at end of period	103		102
Total selling square footage at end of period	687,625		676,520

RESTORATION HARDWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	10/28/06	1/28/06	10/29/05
ASSETS
Current assets:
Cash and cash equivalents	$1,639	$1,990	$3,635
Accounts receivable	12,068	5,884	9,415
Merchandise inventories	217,668	158,647	164,138
Prepaid expense and other current assets	18,734	9,590	21,363

Total current assets	$250,109	$176,111	$198,551

Property and equipment, net	89,187	92,360	90,157
Goodwill	4,560	4,560	4,560
Deferred tax assets, net	376	—	18,582
Other assets	1,445	1,237	7,237

Total assets	$345,677	$274,268	$319,087

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$80,342	$62,818	$66,126
Deferred revenue and customer deposits	12,910	8,304	11,778
Other current liabilities	18,372	17,506	13,092

Total current liabilities	111,624	88,628	90,996
Long-term debt, net of issuance costs	110,941	58,126	79,578
Deferred lease incentives	24,717	27,465	28,445
Deferred rent	19,796	19,866	20,064
Other long-term obligations	1,002	51	40

Total liabilities	268,080	194,136	219,123

Stockholders equity:
Common stock	4	4	4
Additional paid-in capital	176,897	169,187	169,492
Accumulated other comprehensive income	1,150	1,010	1,015
Accumulated deficit	(100,454)	(90,069)	(70,547)

Total stockholders’ equity	77,597	80,132	99,964

Total liabilities and stockholders’ equity	$345,677	$274,268	$319,087

Common stock issued and outstanding at end of period	38,699	37,763	37,726